Exhibit 6.22

GUARANTY AGREEMENT

Dated as of February 17, 2017

This Guaranty Agreement, dated and effective as of the date first set forth above (as amended, restated or modified from time to time, the “Guaranty”), and is made by Ronco Brands, Inc., a Delaware corporation (the “Guarantor”), in favor of RNC Investors, LLC (the “Lender”). Each of Guarantor and Lender may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to that certain Amended and Restated Secured Promissory Note, originally issued on January 14, 2011 and amended and restated on September 30, 2011, originally between Ronco Acquisition, LLC (“Ronco Acquisition”) as holder and Ronco Holdings, Inc., a wholly owned subsidiary of Guarantor (“Borrower”) as borrower, which was acquired from Ronco Acquisition by RFL Enterprises, LLC (“RFL”) and which RFL has subsequently assigned to Lender, as attached to the Repayment Agreement (as defined below) as Exhibit A (the “Laurus Note”), Borrower owes to Lender, as of December 31, 2016, the sum of $12,323,072.32 (the “Note Amount”);

WHEREAS, Borrower is also indebted to Lender pursuant to an additional loan, which has a currently outstanding and payable amount of $1,500,000 and which is evidenced by the Loan Agreement by and between the Lender and Borrower dated as of the date hereof (the “Loan Agreement”) and the promissory note as attached to the Loan Agreement as Exhibit A (the “2nd Note”, and, together with the Laurus Note, collectively the “Notes” and each a “Note,” with such loan evidenced by the 2nd Note being referenced herein as the “Loan” and, together with the Note Amount, the obligations of Borrower under the 2nd Note and the obligations of Borrower and Guarantor under the Repayment Agreement, the “Obligations”);

WHEREAS, in order to induce Lender to continue to hold the Notes and the Loan, Guarantor, Lender and Borrower have entered into that certain Repayment Agreement, dated as of the date hereof (the “Repayment Agreement”), which Repayment Agreement contemplates the entering into of this Guaranty;

WHEREAS, in order to induce Lender to continue to hold the Notes and the Loan, Guarantor has agreed to execute and deliver this Guaranty to Lender, for the benefit of Lender, as security for the Obligations; and

WHEREAS, Guarantor is the sole shareholder of the Borrower and will significantly benefit from the Borrower continuing to have the benefits under the Notes;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties each intending to be legally bound, hereby do agree as follows:

1.       OBLIGATIONS GUARANTEED; LIMITATION

Subject to the limitation below, Guarantor hereby guarantees and becomes surety to Lender for the full, prompt and unconditional payment of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Borrower under the Notes and the Repayment Agreement. This Guaranty is a primary obligation of the Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Lender may require Guarantor to pay and perform their liabilities and obligations under this Guaranty and may proceed immediately against the Guarantor without being required to bring any proceeding or take any action against Borrower or any other individual, company, body corporate, association, partnership, limited liability company, firm, joint venture, trust and governmental agency (each a “Person”) prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Borrower, any other guarantor, any other Person, and the availability of other collateral security for the Notes or the Loan or the Repayment Agreement. Notwithstanding the forgoing or anything to the contrary herein, Guarantor shall not be obligated to pay to Lender or any other Person a total amount in excess of $13,823,072.32, plus interest at the rate specified in the Laurus Note or the 2nd Note, as applicable, through the date of repayment pursuant to this Guaranty.

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2.       DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Laurus Note shall have the meanings assigned to them in the Laurus Note, unless the context of this Guaranty requires otherwise.

3.       REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to Lender as follows:

3.1.       Organization, Powers. The Guarantor is duly incorporated and validly exists and is in good standing under the laws of the State of Delaware. The Guarantor has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated and has the power and authority to execute, deliver and perform and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty.

3.2.       Execution of Guaranty. This Guaranty has been duly executed and delivered by the Guarantor. The execution, delivery and performance of this Guaranty will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any governmental authority, or any provision of any contract or other instrument to which the Guarantor is a party or by which the Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any lien, claim or other encumbrance of any nature or kind, other than the liens created by the Notes or the Loan or this Guaranty, or (iii) require any consent from, exemption of, or filing or registration with, any governmental authority or any other Person.

3.3.       Obligations of Guarantor. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. This Guaranty was entered into by Guarantor for commercial purposes.

4.       NO LIMITATION OF LIABILITY

4.1.       Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Obligations or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Obligations, any security therefor, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Obligations; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Obligations, or any part thereof, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Borrower or other Persons (including Guarantor) or against any security for the Obligations; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Obligations, or any part thereof; (vi) accept partial payments on the Obligations; (vii) receive and hold additional security or guaranties for the Obligations, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Obligations, or any part thereof; (x) settle or compromise any Obligation and, whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Lender deems appropriate), and subordinate the payment of any of the Obligations, whether or not due, to the payment of liabilities owing to creditors of Borrower other than Lender and Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Obligations and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Borrower or any other Person (including Guarantor) in respect of the Obligations.

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4.2.       The invalidity, irregularity or unenforceability of all or any part of the Obligations or the Notes or the Loan, or the impairment or loss of any security therefor, whether caused by any action or inaction of Lender, or otherwise, shall not affect, impair or be a defense to any of the Guarantor’s obligations under this Guaranty.

4.3.       Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Borrower, or any other guarantor for the Obligations, with respect to the Obligations; (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Borrower, or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations (other than contingent indemnification obligations)); (iv) any failure of Lender to marshal assets in favor of Borrower or any other Person; (v) any failure of Lender to give notice of sale or other disposition of Collateral to Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral; (vi) any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligations, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligations; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of Collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Lender for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Lender that is authorized by this Section or any other provision of the Notes. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

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4.4.       This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until such date (the “Termination Date”) as all Obligations owing by the Borrower to Lender shall have been indefeasibly paid in full and for cash and all obligations of Borrower with respect to any of the Obligations shall have terminated or expired (other than contingent indemnification obligations).

5.       LIMITATION ON SUBROGATION

Until the Termination Date, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Lender’s rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Obligations have not been paid in full, the Guarantor shall hold such funds or property in trust for Lender and shall forthwith pay over to Lender such funds and/or property to be applied by Lender to the Obligations.

6.       EVENTS OF DEFAULT

Each of the following shall constitute a default (each, an “Event of Default”) hereunder:

6.1.       The occurrence of any default under either Note;

6.2.       A breach by Guarantor or Borrower of any term, covenant, condition, obligation or agreement under this Guaranty or the Repayment Agreement; and

6.3.       Any representation or warranty made by Guarantor in this Guaranty shall prove to be false, incorrect or misleading in any material respect as of the date when made.

7.       REMEDIES.

7.1.       Upon the occurrence of an Event of Default, all liabilities and obligations of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Lender may:

7.1.1.       Enforce the obligations of Guarantor under this Guaranty.

7.1.2.       To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Obligations any sum owed by Lender in any capacity to Guarantor whether due or not.

7.1.3.       Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Lender may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Lender in connection with the foregoing shall be included in the Obligations guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Lender shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Lender.

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7.2.       Settlement of any claim by Lender against Borrower and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Borrower or any other obligated Person and legally retained by Lender in connection with the settlement (unless otherwise provided for herein).

8.       MISCELLANEOUS.

8.1.       Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Guarantor to any governmental authority having jurisdiction over Lender or to any present, future or prospective participant or successor in interest in the Notes or the Loan. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

8.2.       Remedies Cumulative. The rights and remedies of Lender, as provided herein and in the Notes, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any Collateral securing this Guaranty.

8.3.       Integration. This Guaranty, the Repayment Agreement and the Notes constitute the sole agreement of the Parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

8.4.       Attorneys’ Fees and Expenses. If Lender retains the services of counsel by reason of a claim of an Event of Default hereunder or under either of the Notes, or on account of any matter involving this Guaranty, or for examination of matters subject to Lender’s approval under the applicable Note, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be guaranteed hereby. Except as expressly provided herein, all costs and expenses incurred in connection with this Guaranty and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

8.5.       No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

8.6.       Waiver. Except as otherwise provided herein or in the applicable Note, Guarantor waives notice of acceptance of this Guaranty and notice of the Obligations and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which the Guarantor might otherwise be entitled or which might be required by law to be given by Lender. Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Lender against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Lender any defenses, set-offs, counterclaims, or claims that the Guarantor may have at any time against Borrower or any other party liable to Lender.

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8.7.       No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Lender do not intend the benefits of this Guaranty to inure to any third party and no third party (including Borrower) shall have any status, right or entitlement under this Guaranty.

8.8.       Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

8.9.       Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Lender, and any such assignment or attempted assignment by the Guarantor shall be void and of no effect with respect to the Lender.

8.10.       Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification or discharge is sought.

8.11.       Headings. The headings contained in this Guaranty are intended solely for convenience and shall not affect the rights of the Parties to this Guaranty.

8.12.       Sales or Participations. Lender may from time to time sell or assign either Note and/or the Loan, in whole or in part, or grant participations in either Note and/or the obligations evidenced thereby without the consent of Borrower or Guarantor (other than as provided in the Notes). The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though Guarantor was directly indebted to such holder. Lender may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

8.13.       Notices. All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, demand or other communication given under this Guaranty shall be deemed to be given if given in writing (including email with return receipt requested and received) addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addresser) and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five (5) days shall have elapsed after the same shall have been deposited in the United States mail, with first-class postage prepaid and registered or certified, or if sent via email, when return receipt has been received:

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If to Lender:

RNC Investors, LLC

Attn: John Kleinert

1800 Route 34 North, Building 4, Suite 404A

Wall, NJ 07719

If to Guarantor:

Ronco Brands, Inc.

Attn: Bill Moore

1800 Route 34 North, Building 4, Suite 404A

Wall, NJ 07719

Email: bill@ronco.com

8.14.       Governing Law. This Agreement shall be governed and controlled by and in accordance with the laws of the State of New York without regard to its conflict of laws provision. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the Circuit Court in and for Palm Beach County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

8.15.       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

8.16.       Continuing Enforcement. If, after receipt of any payment of all or any part of the Obligations, Lender is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any Person for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Obligations, the cancellation of either Note or the Loan or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

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8.17.       Counterparts. This Guaranty may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Guaranty.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have duly executed and delivered this Guaranty as of the day and year first above written.

Ronco Brands, Inc. By: /s/ William M. Moore Name: William M. Moore Title: Chief Executive Officer RNC Investors, LLC By: /s/ John C. Kleiner Name: John C. Kleinert Title: Managing Member

[Signature page to Guaranty Agreement]

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